Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. ____	Date of Issuance: __________ Number of Shares: __________ (subject to adjustment)

SITO Mobile, Ltd.

Stock Purchase Warrant

SITO Mobile, Ltd., a Delaware corporation (the “Company”), for value received, hereby certifies that ____________________, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5) the number of shares set forth above of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) at a price of $1.00 per share (subject to adjustment as provided herein). The shares purchasable upon exercise of this Warrant, and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

This Warrant is issued pursuant to, and is subject to the terms and conditions of, that certain Secured Subordinated Convertible Note and Warrant Purchase Agreement (the “Agreement”) dated June 28, 2019.

1. Number of Shares. Subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company the number of shares (subject to adjustment as provided herein) of Warrant Stock first set forth above.

2. Exercise.

(a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A (the “Exercise Form”) duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, or wire transfer pursuant to the wire instructions set forth on the Exercise Form.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) . At such time, the person or persons in whose name or names any certificates or book-entry notations for Warrant Stock shall be issuable upon such exercise as provided in Section 2(c) shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates or book-entry notations.

(c) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within three (3) Trading Days (as defined below) thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or evidence of book-entry notation for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a).

For purposes of this Warrant, a “Trading Day” means any day on which the Common Stock is traded on the Nasdaq Capital Market, or, if the Nasdaq Capital Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded.

3. Adjustments.

(a) Stock Splits and Dividends. If the Company’s outstanding shares of the same class as the Warrant Stock shall be subdivided into a greater number of shares or a dividend in the Company’s shares of the same class as the Warrant Stock shall be paid in respect of the Company’s shares of the same class as the Warrant Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the Company’s outstanding shares of the same class as the Warrant Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b) Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

(c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

4. Transfers.

(a) Unregistered Security. Each holder of this Warrant acknowledges that none of the Company’s securities (including this Warrant and the Warrant Stock) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise (or any securities issued by the Company upon exchange thereof) in the absence of (i) an effective registration statement under the Securities Act as to the sale of any such securities and registration or qualification of such securities under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate, book-entry notation or other instrument for Warrant Stock issued upon the exercise of this Warrant (or any securities issued by the Company upon exchange thereof) shall bear a legend substantially to the foregoing effect.

(b) Transferability. Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”):

(a) the two (2) year anniversary of the date of issuance first set forth above, or

(b) the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting securities of the Company is disposed of, provided that this Section 5(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation.

6. Notices of Certain Transactions. In case:

(a) the Company shall take a record of the holders of its outstanding stock of the same class as the Warrant Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right,

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of the Company’s outstanding stock of the same class as the Warrant Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, or winding-up) are to be determined. Such notice shall be mailed at least five (5) Trading Days prior to the record date or effective date for the event specified in such notice.

7. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

8. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

11. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

12. Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Warrant, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Warrant, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Warrant sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c) Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, shall be effective unless in writing signed by the Company and the Registered Holder. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

(e) Notices. Any notice, demand or request required or permitted to be given under this Warrant shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Warrant, (b) the balance of this Warrant shall be interpreted as if such provision were so excluded and (c) the balance of this Warrant shall be enforceable in accordance with its terms.

(g) Construction. This Warrant is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Warrant shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Registered Holder have executed this Warrant as of the date first set forth above.

the company:

SITO Mobile, Ltd.

By:
Name: Terrance Lynn
Title: Chief Financial Officer

Address: The Newport Corporate Center 100 Town Square Place, Suite 204 Jersey City, NJ United States

ACCEPTED AND AGREED:

The REGISTERED holder:

_______________________________________

(print name)

_______________________________________

(Signature)

Address:
________________________

________________________

Email: ___________________

EXHIBIT A

PURCHASE/EXERCISE FORM

To: SITO Mobile, Ltd.	Dated: _______________

The undersigned, pursuant to the provisions set forth in the attached Warrant No. ____, hereby irrevocably elects to (a) purchase ____________________ shares of the capital stock covered by such Warrant and herewith makes payment of $____________________, representing the full purchase price for such shares at the price per share provided for in such Warrant. If payment shall be made by wire transfer, the undersigned shall hereby have initiated on the date hereof a wire transfer in accordance with the following wire instructions:

Bank:	Wells Fargo Bank, N.A.
Bank Address:	420 Montgomery, San Francisco, CA 94104
Routing No:	121000248
ACH ABA:	121042882
Swift Code:	WFBIUS6S
Account No.:	3318405994

The undersigned acknowledges that it has reviewed the representations and warranties of the Purchasers set forth in the Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Agreement, provided that the term “Purchaser” shall refer to the undersigned and the term “Securities” shall refer to the Warrant Stock (and any securities issued by the Company upon exchange thereof).

Acknowledged and agreed to by the REGISTERED Holder:

____________________________________________ (Registered Holder)
By:_________________________________________
(Signature)
Name:_______________________________________
Title:________________________________________
Address: ___________________ ___________________ Email: ______________

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of capital stock covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile Number	No. of Shares

Acknowledged and agreed to by the REGISTERED Holder:

____________________________________________ (Registered Holder)

By: _________________________________________
(Signature)

Name:_______________________________________
Title:________________________________________
Address: __________________ __________________ Email: _____________